SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C. 20549

                                                  --------------

                                                  AMENDMENT NO. 1
                                                        TO
                                                     FORM 8-K

                                                  CURRENT REPORT

                                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        March 1, 1996
                                                         -------------


                                   GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                             (Exact Name of Registrant as Specified in Charter)


         Delaware                          1-13478             13-3698386
(State or Other Jurisdiction             (Commission          (IRS Employer
    of Incorporation)                     File Number)       Identification No.)




 40 Elmont Road, Elmont, New York 11003                             10169
(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code    (516) 326-1940



                                            Not Applicable
                  (Former Name or Former Address, if Changed Since Last Report)






                                                Page 1 of 23 Pages

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

                                       INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of Global Link Teleco Corporation:

We have audited the accompanying balance sheet of Global Link Teleco Corporation as of December 31, 1995, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As  further   discussed   in  note  12,  the  Company  was  acquired  by  Global
Telecommunication Solutions, Inc. on February 29, 1996.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Link Teleco Corporation as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                     KPMG PEAT MARWICK LLP



May 8, 1996

                                       INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders of Global Link Teleco Corporation:

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Global Link Teleco Corp. at December 31, 1994, and the results of its operations and its cash flows for the period from inception (March 28, 1994) through December 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of Global Link Teleco Corp. for any period subsequent to December 31, 1994.

Philadelphia, Pennsylvania

December 12, 1995, except as to the merger described in Note 12, which is as of February 29, 1996

                                                     PRICE WATERHOUSE LLP

                                          GLOBAL LINK TELECO CORPORATION

                                                  Balance Sheets

                                            December 31, 1995 and 1994



                             Assets                                           1995                        1994
                                                                              ----                        ----

Current assets:
  Cash and cash equivalents                                                       $   213,482                  2,029,332
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
      $120,147 at December 31, 1995                                                 1,137,562                         --
    Related party                                                                          --                    153,140
    Inventory                                                                          97,000                         --
    Other current assets                                                               38,675                     22,771
                                                                                  -----------                 ----------
      Total current assets                                                          1,486,719                  2,205,243

Fixed assets, net                                                                   1,352,177                    357,638
Goodwill, net                                                                       7,654,789                  2,070,783
Other assets                                                                          212,566                    296,380
                                                                                  -----------                 ----------

      Total assets                                                                $10,706,251                  4,930,044
                                                                                   ==========                  =========

Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
  Current portion of notes payable to related party (notes 6
    and 12)                                                                           422,000                    234,000
  Trade accounts payable                                                            2,203,336                     62,079
  Amounts payable to related parties                                                  477,338                    733,486
  Accrued interest to related party                                                   617,226                    104,917
  Deferred revenue                                                                  1,822,424                         --
  Estimated sales and excise tax related obligations (note 9)                         620,000                         --
  Other current liabilities                                                           589,706                    246,960
                                                                                  -----------                 ----------
      Total current liabilities                                                     6,752,030                  1,381,442

Notes payable to related party                                                      6,078,000                  1,266,000
Senior convertible promissory notes payable                                         2,800,000                  2,800,000

      Total liabilities                                                            15,630,030                  5,447,442
                                                                                   ----------                  ---------

Commitments and contingencies (notes 9, 11 and 13)

Shareholders' equity (deficit):
  Series A convertible cumulative preferred stock, $.0001
    par value, 50,000 shares authorized, none issued                                       --                         --
  Common stock, $.0001 par value, authorized 9,950,000
    shares; 2,369,784 and 2,030,195 shares issued and
    2,108,705 and 2,030,195 shares outstanding at December
    31, 1995 and 1994                                                                     211                        203
  Additional paid-in capital                                                          287,751                    130,739
  Accumulated deficit                                                             (5,111,741)                  (548,340)
  Common stock subscription receivable                                              (100,000)                  (100,000)
                                                                                 -----------                 ----------

Total shareholders' equity (deficit)                                              (4,923,779)                  (517,398)
                                                                                 -----------                 ----------

Total liabilities and shareholders' equity (deficit)                              $10,706,251                  4,930,044
                                                                                   ==========                  =========

See accompanying notes to financial statements.

                                          GLOBAL LINK TELECO CORPORATION

                                             Statements of Operations

                   For the year ended December 31, 1995 and the period from
                      inception (March 28, 1994) to December 31, 1994




                                                                               1995                       1994
                                                                               ----                       ----


Net revenues                                                                       $8,429,863                 $2,503,658
Cost of revenues                                                                    5,870,963                  1,442,104
                                                                                   ----------                 ----------

Gross profit                                                                        2,558,900                  1,061,554

Sales and marketing expenses                                                        1,836,351                    433,441
General and administrative expenses                                                 3,893,620                    840,356
Depreciation and amortization                                                         757,590                    193,380
                                                                                  -----------                 ----------

Operating loss                                                                    (3,928,661)                  (405,623)

Other income (expense):
  Rental income                                                                        19,600                      7,821
  Interest income                                                                      29,540                     31,464
  Interest expense                                                                  (683,880)                  (182,002)
                                                                                 -----------                 ----------

Net loss                                                                         $(4,563,401)               $  (548,340)
                                                                                   =========                 ==========


See accompanying notes to financial statements.

                                          GLOBAL LINK TELECO CORPORATION

                                             Statements of Cash Flows

                   For the year ended December 31, 1995 and the period from
                    inception (March 28, 1994) to December 31, 1994



                                                                                   1995                    1994
                                                                                   ----                    ----
Cash flows from operating activities:
  Net loss                                                                         $ (4,563,401)               (548,340)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                                      757,590                 193,380
      Changes in operating assets and liabilities, net of
        effects of 1995 acquisition (note 3):
          Accounts receivable                                                          (984,422)               (153,140)
          Inventory                                                                     (72,000)                      --
          Other current assets                                                          (15,904)                (22,771)
          Other assets                                                                    83,814                (38,539)
          Deferred revenue                                                             1,822,424                      --
          Trade accounts payable and other current liabilities                         2,484,003                 413,955
          Estimated sales and excise tax obligations                                     620,000                  --
                                                                                      ----------          ----------

Net cash provided by (used in) operating activities                                      132,104               (155,455)
                                                                                      ----------            -----------

Cash flows from investing activities:
  Purchase of property and equipment                                                   (954,115)               (248,179)
  Acquisition of business                                                            (1,000,000)             (1,000,000)
                                                                                      ---------               ---------

Net cash used in investing activities                                                (1,954,115)             (1,248,179)
                                                                                      ---------               ---------

Cash flows from financing activities:
  Net proceeds from senior convertible promissory notes payable                               --               2,698,079
  Principal payment on notes payable to related party                                  (250,000)                      --
  Proceeds from issuance of common stock                                                      --                   1,401
  Amounts payable to related party                                                       256,161                 733,486
                                                                                      ----------              ----------

Net cash provided by financing activities                                                  6,161               3,432,966
                                                                                     -----------               ---------

Increase (decrease) in cash and cash equivalents                                     (1,815,850)               2,209,332

Cash and cash equivalents at beginning of period                                       2,029,332                 --
                                                                                       ---------           --------

Cash and cash equivalents at end of period                                           $   213,482               2,029,332
                                                                                      ==========               =========

Supplemental disclosure of cash flow information
  Cash paid during the year for interest                                             $    66,000                  62,930
                                                                                      ==========              ==========



Refer to notes 3, 6, 7 and 8 for supplemental disclosures concerning certain noncash investing and financing activities.

See accompanying notes to financial statements.

                                         GLOBAL LINK TELECO CORPORATION

                                    Statement of Shareholders' Equity (Deficit)

                       For the year ended December 31, 1995 and the period from
                        inception (March 28, 1994) to December 31, 1994


                                                                                                                         Total
                                                                                                             Sub-        Share-
                                                        Common Stock     Treasury       Add'l      Accum-    scrip-      holders'
                                                        ------------     --------       paid-in    ulated    tions       equity
                                                     Shares    Amount  Shares  Amount   capital    deficit   receivable  (deficit)
                                                     ------     ----  -------  ------  --------    -------   --------   ----------

Balances at inception
  (March 28, 1994) ................................    --      $--      --     $ --    $   --         --         --           --

Sale of common stock ..............................  2,006,195   201     --      --     101,200        --     (100,000)       1,401

Common stock transfer by
  shareholders in connection
  with acquisition ................................       --     --      --      --      25,941        --         --         25,941

Stock compensation ................................     24,000     2     --      --       3,598        --         --          3,600

Net loss ..........................................       --     --      --      --        --      (548,340)      --       (548,340)
                                                     ---------  ----  -------  ------  --------  ----------   --------   ----------
Balances at
  December 31, 1994 ...............................  2,030,195   203     --      --     130,739    (548,340)  (100,000)    (517,398)

Shares issued in connection
  with 1995 acquisition ...........................    339,589     8     --      --     157,012        --         --        157,020
Shares reacquired from
  PTC (note 7) ....................................       --     --   261,079    --        --          --         --           --

Net loss ..........................................       --     --      --      --        --    (4,563,401)      --     (4,563,401)
                                                     ---------  ----  -------  ------  --------  ----------   --------   ----------

Balances at
  December 31, 1995 ...............................  2,369,784  $211  261,079    --    $287,351  (5,111,741)  (100,000)  (4,923,779)
                                                     =========  ====  =======  ======  ========  ==========   ========   ==========



See accompanying notes to financial statements.

                                          GLOBAL LINK TELECO CORPORATION

                                           Notes to Financial Statements

                   For the year ended December 31, 1995 and the period from
                     inception (March 28, 1994) to December 31, 1994


(1)      Nature of Operations

         Global Link Teleco Corporation (Global Link or the Company) was incorporated on March 28, 1994 as Phone Zone Teleco Corporation and subsequently changed its name to Global Link Teleco Corporation on June 20, 1994. The Company is engaged in designing, developing and marketing prepaid phone cards. The Company sells the prepaid phone cards through retail telephone calling centers located in the New York Metropolitan Area and Miami Beach as well as through arrangements with various companies and individuals that market the Global Link phone cards through distribution channels or via direct marketing to the public. The Global Link phone cards provide inter-exchange and international telecommunications alternatives to conventional phone service. The Company also provides fax and photocopy service, wire transfers, money orders, mail box rentals, and utility payment services at the retail calling centers.

(2)      Summary of Significant Accounting Policies

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company defines cash and cash equivalents as those highly liquid investments purchased with an original maturity date of three months or less. Included in cash and cash equivalents at December 31, 1994 are certificates of deposit of $1,434,000 which bear interest at approximately 6% and mature within 30 days.

         Revenue Recognition

         1995

         The Company records revenue from prepaid phone cards sold at its retail calling centers when the calling time is utilized by the customer. Revenue from ancillary services is recorded when the services are provided.

         With respect to cards sold wholesale through third party agents at a discount, the Company records deferred revenue at the time of the sale and recognizes revenue as the ultimate customer utilizes calling time. Agent discounts are recorded as a reduction of gross revenue.

         1994

         Revenue is recognized when prepaid phone cards are sold by the Company. In addition to sales through its retail calling centers, the Company earns commissions from Peoples Telephone Company, Inc. on sales made by its distribution network. These commissions approxaimted $100,000 during the period from inception through December 31, 1994.

         Inventory

         Inventory consists of phone card materials and is stated at the lower of cost or market, with cost determined using the average cost method.

         Property and Equipment

         Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are charged to operations as incurred.

         The estimated useful lives used in computing depreciation of property and equipment are as follows:

                           Furniture and fixtures                        7 years
                           Machinery and equipment                 7 to 10 years
                           Computers and office equipment                5 years
                           Vehicles                                      5 years

         Leasehold improvements are amortized over the lives of the respective leases or the useful life of the improvements, whichever is shorter.

         Goodwill

         Goodwill represents the unamortized excess of the cost over the fair values of the net assets acquired (see note 3 for a description of acquisitions). Amortization expense of $434,339 and $100,000 for the year ended December 31, 1995 and the period from inception to December 31, 1994 is computed by using the straight-line method over periods ranging from 15 to 20 years. The Company periodically reviews goodwill to assess recoverability and any impairment would be charged to operations in the period in which such impairment becomes evident.

         Other Intangibles

         Other intangibles included in other assets included a license fee and technical service agreement which were being amortized over 25 years and one year, respectively. Amortization expense was $18,750 and the period from inception to December 31, 1994, respectively. During 1995 in connection with the 1995 purchase agreement discussed in note 3, the license fee was reclassified to goodwill. The technical service agreement was fully amortized in 1995.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Recognition is subject to a valuation allowance if it is more likely than not that some or all of a deferred tax asset will not be realized.

         Deferred Financing Fees

         Deferred financing fees are amortized, using the interest method, and are included in other assets. Amortization of these costs is classified as interest expense and totaled $19,801 and $6,529 for the year ended December 31, 1995 and from inception to December 31, 1994, respectively.

         Fair Value of Financial Instruments

         The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value due to the short maturity of these instruments.

         Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Concentration of Risk

         Currently the Company utilizes two principal suppliers of long distance telephone service. While the Company believes that there are alternate suppliers, there is no guarantee that the Company will be able to secure the same rates as currently contracted in the event the relationship with one or both suppliers is terminated. Recorded amounts due to these suppliers totaled $1,699,475 at December 31, 1995. (See also note 11 - Carrier Billing Dispute).

         Recently Issued Accounting Standards

         Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, (SFAS 121) was issued in March 1995. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has not yet evaluated how SFAS 121 will impact its financial statements.

         Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS 123) was issued in October 1995. SFAS 123 gives companies the option to adopt the fair value method for expense recognition of employee stock options and stock based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) with pro forma disclosures of net income and net income per share as if the fair value method had been applied. The Company intends to continue to apply APB 25 for future stock options and stock based awards, and, accordingly, does not anticipate that the adoption of SFAS 123 will have a material impact on its results of operations or financial position.

         The Company plans to adopt both SFAS 121 and 123 effective January 1, 1996.

         Reclassifications

         The December 31, 1994 financial statements have been reclassified to conform with the current year's presentation.

(3)      Acquisitions

         1994 Purchase Agreement

         Pursuant to an Asset Purchase and License Agreement dated March 31, 1994 between the Company and Peoples Telephone Company, Inc. (PTC), the Company purchased two retail calling centers and an exclusive license to open and operate retail calling stores in the United States which sell the Global Link prepaid calling cards for $2.5 million plus 167,361 shares of common stock equivalent to 10% of the issued and outstanding common stock of the Company on a fully diluted basis. Such shares were obtained from existing stockholders and were valued upon issuance to PTC at $.15 per share for a total of approximately $26,000. Including acquisition costs, the purchase price of approximately $2,550,000 was allocated to the fair value of assets acquired which included fixed assets ($150,000), the license fee ($100,000) and other assets ($120,000), with the remainder allocated to goodwill, which is being amortized over twenty years.

         As further described in note 12, PTC and the Company entered into an agreement in February of 1996 which significantly reduced Global Link's obligations to PTC.

         1995 Purchase Agreement

         Pursuant to an asset purchase agreement dated February 15, 1995 between the Company and PTC, the Company purchased certain assets of PTC's remaining prepaid phone card division for $6,250,000 plus common stock equal to 9.99% of the issued and outstanding capital stock (see also note 7 - Treasury Stock). The purchase price consisted of $1,000,000 in cash, an 8-1/2% promissory note for $5,250,000 and 78,510 shares of common stock valued at $2 per share. The promissory note is payable in full in three years with interest payable quarterly.

         The purchase price of $6,407,020 was allocated to the fair value of assets acquired which included inventory ($25,000), fixed assets ($433,606), with the remainder allocated to goodwill, which is being amortized over 15 years.

         The Company also obtained a noncompete agreement from PTC for the period covered by the term of the promissory note and for a period of three years following the date of scheduled full payment of such note. In addition, the Company agreed to prepay $250,000 of a promissory note related to the 1994 purchase agreement with PTC (see note 6).

         PTC also agreed to allow the Company to utilize and come under its existing Federal Communications Commission (FCC) and state licenses for such time as may be reasonably necessary.

         As further described in note 12, PTC and the Company entered into an agreement in February of 1996 which significantly reduced Global Link's obligations to PTC.

(4)      Related Party Transactions

         The Company had an agreement to purchase telecommunications services exclusively from PTC from April 1, 1994 to February 15, 1995, the date of the 1995 purchase agreement. PTC paid the transmission costs of all calls and provided 24-hour customer service. The Company paid to PTC an amount ranging from 55 - 60 percent of the price charged to its customers. In addition to providing inter-exchange and international service to the Company, PTC was responsible for the installation and maintenance of the telephone lines in all of the Company's telephone calling centers. The Company recorded $305,485 and $733,486 of expense related to this agreement for the year ended December 31, 1995 and from inception to December 31, 1994, respectively.

         Amounts payable to related parties also include $237,000 at December 31, 1995, due to Global Telecommunication Solutions, Inc.(GTS). This amount was provided as a bridge financing on a noninterest-bearing basis pending closure of the transaction described in note 12.

(5)      Property and Equipment

         Property and equipment consist of the following:


                                                                        1995                      1994
                                                                        ----                      ----
Furniture and fixtures                                                    $   274,992                     79,344
Machinery and equipment                                                        12,700                         --
Computers and office equipment                                                712,478                     62,026
Vehicles                                                                       26,057                     26,057
Leasehold improvements                                                        543,153                    231,722
                                                                          -----------                    -------
                                                                            1,569,380                    399,149

Less accumulated depreciation                                                 217,203                     41,511
                                                                          -----------                   --------

                                                                           $1,352,177                    357,638
                                                                            =========                    =======


(6)      Debt

         Notes Payable to Related Party

         In connection  with the 1994 purchase  agreement  with PTC described in note 3, the Company issued (a) a five-year promissory note in the amount of $1,900,000 with principal and interest (at 8%) payable semi-annually through December 31, 1998, (b) a noninterest-bearing note payable of $500,000 due in 90 days, and (c) a promissory note in the amount of $100,000 with principal and interest (at 8%) payable semi-annually through December 31, 1998 in consideration for the exclusive license granted. The Company made principal payments of $400,000, $500,000, and $100,000, respectively, on these notes during 1994. The Company elected to pay the $100,000 note in full during 1994 as permitted by the provisions of the note. During 1995 the Company made a $250,000 principal payment on the $1,900,000 note.

         In connection  with the 1995 purchase  agreement  with PTC described in note 3, the Company issued a three year promissory note in the amount of $5,250,000 with interest (at 8.5%) payable annually through 1998. No principal payments have been made on this note.

         At December 31, 1995, the notes are secured by substantially all of the assets of the Company. In the event of default on the notes issued in relation to the 1994 PTC acquisition, as described in the asset purchase and license agreement, PTC has the right to assume possession of all calling centers and the Company would be subject to early termination fees.

         In February of 1996, the PTC notes were adjusted; see note 12.

         Senior Convertible Promissory Notes Payable

         Through private placement offerings in June of 1994, the Company issued a total of $2.8 million of 6% secured promissory notes (Securities). Each Security matures in full on the fifth anniversary of issuance, is convertible at $2.00 per share into shares of common stock, subject to certain anti-dilution provisions, or, under certain circumstances, is convertible into cumulative redeemable preferred stock of the Company, and may be redeemed after the second year at varying prices. Interest is payable semi-annually on May 31 and November 30. The agreement contains certain covenants including restrictions on dividend payments. The agreement also provides that the stockholders have certain registration rights with respect to shares of common stock issued or issuable to them.

         At December 31, 1995, the Securities are secured by the assets of the Company in accordance with the provisions of the Security Agreement, subject to the security interest of PTC. Additionally, in the event of a change in control of the Company, the holders of the Securities are entitled to redemption of the Securities up to 110% of the original principal amount depending upon the date of redemption (see note 12).

         At December 31, 1995, the Company was in default on the November 30, 1995 interest payment amounting to $85,095 which was waived by the noteholders in 1996 (see note 12).

         Based on the revised PTC agreement discussed in note 12, the Company is required to pay $1,050,000 in principal payments on long-term debt in 1996 and $2,800,000 in 1999, unless the Securities are converted (see note 12). In March of 1996, the Company paid $550,000 of the principal payments due in 1996.

(7)      Shareholders' Equity

         Recent Transactions

         In connection  with the 1995 purchase  agreement  with PTC described in note 3, the Company issued 78,510 shares of common stock (net) valued at $2 per share.

         Stock Split

         On June 20, 1994, the Company effected a 8,783 for 1 stock split. The Company also restated its Certificate of Incorporation to change its authorized capitalization from 10,000,000 shares of common stock (par value $.01 per common share) to 9,950,000 (par value $.0001 per common share) shares of common stock and 50,000 (par value $.0001 per preferred share) shares of preferred stock. These changes have been reflected in the financial statements.

         Preferred Stock

         In 1994, the Company authorized 50,000 shares of preferred stock and designated it the Series A convertible cumulative preferred stock (Series A preferred stock). The holders of the Series A preferred stock are entitled to cumulative dividends at 6% and have a liquidation preference equal to $1,000 per share plus unpaid cumulative dividends. None of these shares were issued or outstanding at either December 31, 1995 or 1994.

         Common Stock Subscriptions Receivable

         In connection with the purchase of 353,391 shares of common stock by an officer of the Company, the Company received a $58,602 three-year promissory note with interest payable on the outstanding principal amount at the annual rate of 5%. Additionally, in consideration for the purchase of 249,612 shares of common stock by this officer, the Company received $41,398 in the form of a three-year promissory note with interest payable on the outstanding principal amount at the rate of 5%. The officer's right to purchase this stock vests over a four-year period. No payments have been made on this subscription receivable as of December 31, 1995.

         Treasury Stock

         At December 31, 1995, the Company holds 261,079 shares of treasury stock at a zero cost basis. Such shares were issued to PTC in connection with the 1995 purchase agreement but returned to the Company in May of 1995 based on PTC's desire to limit their equity ownership in the Company to less than 20%.

         Stock Options and Stock Compensation

         During 1995, the Company granted options to two employees to purchase 45,000 shares of the Company's common stock at $2 per share. Options to purchase 14,999 shares vested in 1995; the remaining options vest ratably in 1996 and 1997.

         Pursuant to employment agreements with two key employees, the Company granted options in 1994 to purchase 100,000 shares of the Company's common stock at $.50 per share for 50,000 shares and at $2 per share for 50,000 shares. Management believes the fair market value of the shares at the date these options were granted was $.15 per share. Options to purchase 80,000 of the 100,000 shares vested in 1994; the remaining options vest on January 1, 1996. At December 31, 1995, none of these options have been exercised.

         The Company also issued 24,000 shares of common stock in 1994 to certain employees. Management believes the fair market value of such stock was $.15 per share and, accordingly, compensation expense was recorded in connection with this transaction.

(8)      Warrants

         During 1995, each holder of the senior promissory notes payable described in note 6 was granted 250 common stock purchase warrants for the purchase of shares of the Company's common stock at an exercise price of $6.00 per share, exercisable for a period of five years from February 15, 1995 for each $25,000 of original principal amounts of notes held. A total of 28,000 warrants were issued. Each warrant is callable at the Company's option at par value on or after the date the common stock market price is $7.25 or more per share and contains anti-dilution provision. The options were granted as an inducement for the noteholders to sign the necessary consent and waivers related to the 1995 PTC purchase agreement. No value was assigned to these warrants since the exercise price significantly exceeded the estimated fair value of the Company's common stock as of the date of issuance.

(9)      Tax Obligations and Compliance

         At December 31, 1995, the Company is delinquent in remitting certain amounts previously collected for sales, use, and excise taxes to various taxing jurisdictions. Further, the Company has not filed sales and use, excise, income or franchise tax returns in any of the jurisdictions in which it does business since the inception of its operations. Management is in the process of reviewing the Company's tax collection, remittance and compliance policies and procedures and has recorded a reserve for estimated tax obligations and related compliance issues. Depending on the ultimate resolution of these matters, it is reasonably possible that the amount of this reserve could require adjustment in the near term and the amount of such adjustment could be material.

(10)     Income Taxes

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:


                                                                      1995                       1994
                                                                      ----                       ----

Deferred tax assets:
  Deferred revenue                                                       $   619,624                          --
  Sales/excise tax obligations                                               210,800                          --
  Bed debt reserve                                                            40,850                          --
  Tax loss carryforwards                                                     845,306                     190,000
                                                                          ----------                     -------

Total gross deferred tax asset                                             1,716,580                     190,000
Less valuation allowance                                                 (1,674,078)                   (170,000)
                                                                          ---------                     -------

Net deferred tax asset                                                        42,502                      20,000
                                                                          ----------                    --------

Deferred tax liabilities:
  Depreciable assets, including goodwill                                    (42,502)                    (20,000)
                                                                         ----------                    --------

Total deferred tax liabilities                                              (42,502)                    (20,000)
                                                                         ----------                    --------

Net deferred taxes                                                     $     --                           --
                                                                        ============                    =======



         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences or net operating loss carryforwards become deductible. Management considers scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies which can be implemented by the Company in making this assessment. Based upon the Company's operating loss and scheduled reversal of deferred tax liabilities, the Company has established a valuation allowance. The valuation allowance for deferred tax assets as of December 31, 1994 was $170,000. The net change in the valuation allowance for the year ended December 31, 1995 was an increase of $1,504,078. The Company's tax operating loss carryforward of approximately $4,985,000 expires in the year 2010. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of carryforwards which can be utilized and some or all of the carryforwards could expire unutilized (see note 12).

(11)     Commitments and Contingencies

         The Company's future minimum annual rental commitments at December 31, 1995 under operating leases for various calling center locations are as follows:

                           Year                                   Amount

                           1996                                  $531,701
                           1997                                   476,245
                           1998                                   409,352
                           1999                                   324,380
                           2000 and thereafter                   $301,690
                                                                  -------


         The Company has the right to terminate certain of the leases given sufficient advance written notice. Rent expense for the year ended December 31, 1995 and from inception to December 31, 1994 amounted to approximately $504,949 and $218,000, respectively.

         In addition, the Company leases space from an officer of the Company. The lease, which is for a five year period beginning January 1, 1995, provides for escalating rental payments throughout the term of the lease. The total future commitment under this lease is $217,230. The Company also has the option to extend the lease for five years. In addition to the rental, the Company pays for improvements and maintenance relating to the leased property. The rent paid to this officer for the year ended December 31, 1995 and from inception to December 31, 1994 amounted to $48,000 and $32,000, respectively.

         As of December 31, 1995, the Company has committed to acquire 350 Verifones Tranz 330 terminals and PT 900 printers totaling $143,500, of which $70,926 was paid in the first quarter of 1996.

         Employment Agreements

         The Company has entered into employment agreements with certain key employees. The agreements provide for annual salaries, scheduled salary increases, bonus compensation, life insurance coverage, options to purchase shares of the Company's common stock, and severance benefits. The agreements are for a two-year period and expire from April 1, 1996 to December 1, 1996, with each agreement containing an automatic two-year extension provision, unless either the Company or the employee provides the other party with prior written notice.

         In connection with the GTS Merger described in note 12, revised agreements were executed between two key executives and GTS. The agreements have a term of three years from the merger date. Salary commitments for the executives total $870,000 over the term of these agreements.

         Carrier Billing Dispute

         As of December 31, 1995, a significant provider of telecommunication services has billed the Company approximately $540,000 which is in dispute. The Company has not recorded this amount as a liability in the accompanying financial statements since management believes it was inappropriately invoiced by the carrier and further believes that the Company is not obligated to make these payments. The parties are presently in discussions regarding this dispute.

         Litigation

         In August 1995, the Company was served with a claim in the amount of approximately $330,000 for collection of invoices for alleged service rendered to PTC. In November 1995, PTC and the Company received a letter alleging breach of a Partnership Marketing Agreement dated October 22, 1993 between plaintiffs and PTC. This letter includes allegations against the Company and its president for intentional and negligent business torts, with respect to, among other things, the net assets associated with the sale of PTC's prepaid calling card division to the Company. This letter requests certain information and an accounting regarding business and revenues alleged to be covered by such partnership agreement, and threatens possible litigation, but does not quantify any alleged damages.

         In connection with the agreement discussed in note 12, PTC has indemnified the Company with respect to these claims.

         The Company is also involved in various other legal actions incidental to the conduct of its business. Management is contesting these cases vigorously and believes it has meritorious defenses in each matter. Management does not believe the ultimate outcome of these various legal actions will have a material effect on the Company's financial condition, results of operations or working capital requirements.

(12)     Subsequent Event - Merger

         On February 29, 1996, the Company and GTS executed an agreement and plan of merger (Merger Agreement) pursuant to which the Company became a wholly-owned subsidiary of GTS.

         In connection with the merger, GTS issued to the holders of the Company's common stock approximately 1.7 million common shares based on an exchange ratio of .64763 shares for each share of the Company's outstanding common stock. Additionally, the outstanding options and warrants of the Company automatically converted into the right to purchase GTS common stock at the rate of .75811 shares of GTS common stock for each share of the Company's common stock (with an exercise price of 1.32 times the original exercise price).

         GTS guaranteed the payment of principal and interest on, and the costs of collection of, the Company's senior convertible promissory notes payable in the aggregate principal amount of $2,800,000. The holders of the Securities agreed in the Amended and Restated Securities Purchase Agreement that the Securities are convertible into an aggregate of 906,682 shares of GTS common stock. Additionally, in accordance with the Consent and Waiver executed by the holders of the Securities, the holders agreed to waive their right of redemption upon the merger of the Company with another entity and also agreed to waive interest payments for November 1995, May 1996, and November 1996 in exchange for 62,679 shares of GTS. The Company may require the conversion of the promissory notes into GTS common stock or may prepay the promissory notes if certain criteria are met.

         In connection with the merger, the Company executed an agreement (Peoples Agreement) with PTC, pursuant to which PTC has agreed to accept $1,050,000 and 52,805 shares of GTS common stock in full satisfaction of any and all amounts owed by the Company to PTC as of the date of the Merger Agreement, except for $954,630 owed by Global Link to PTC. PTC has agreed that the payment of the $954,630 can be made in four equal quarterly installments commencing one year after the closing date of the Merger Agreement.

         PTC was also issued an additional 481,858 shares of Global Link's common stock as follows: (1) 131,595 shares in consideration for PTC's indemnification of the Company in connection with certain litigation described in note 11, and (2) 350,263 shares related to antidilution provisions of the March 1994 and February 1995 purchase agreements between PTC and the Company.

         The Company also agreed to lease space from PTC for some of its switching equipment and its customer service network at a monthly rate of $2,500. This agreement is cancelable upon six months written notice. In addition, the Company agreed to pay monthly recurring expenses of approximately $11,743 for circuit and usage costs.

(13)     Liquidity

         As indicated in the accompanying financial statements, the Company incurred a net loss of $4.6 million in 1995 and is in a negative working capital position of approximately $5.3 million at December 31, 1995. Management of GTS and the Company plan to reduce operating costs and integrate the activities of the two entities where practical. In addition, GTS plans to raise additional capital for the combined business via a private placement transaction. GTS has stated its intention to provide necessary capital to enable the Company to continue to operate its business during 1996. Although there can be no assurance that management will be successful in implementing its plans, the Company believes that it will be able to generate sufficient cash from its operations, and financial support from GTS, to enable it to satisfy its obligations in the normal course of business during 1996.

                                        GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                                                Pro Forma Combined Balance Sheet

                                                        December 31, 1995

                                                           (Unaudited)


The following unaudited pro forma combined balance sheet gives effect to the acquisition by Global Telecommunication Solutions, Inc., of Global Link Teleco Corporation in a transaction accounted for as a purchase, as if the transaction occurred on December 31, 1995. This pro forma combined financial statement should be read in conjunction with the notes to the pro forma combined financial statements and the historical financial statements of both companies.




                                          Global
                                          Tele-
                                          communication          Global Link    Pro Forma        Pro Forma
                 Assets                   Solutions, Inc.        Teleco Corp.   Adjustments      Adjustments       Pro Forma
                                          ---------------        ------------   -----------      -----------       ---------
                                                                                    debit           credit

Current assets:
  Cash                                      $   928,516             213,482           -                -           1,141,998
  Accounts receivable, net of
    allowance for doubtful
    accounts                                  3,508,250           1,137,562           -                -           4,645,812
  Inventory                                     268,874              97,000           -                -             365,874
  Deferred costs                              1,235,972                -              -                -           1,235,972
  Convertible notes receivable                  325,000                -              -                -             325,000
  Notes receivable                              237,000                -              -           (237,000)(f)          -
  Prepaid royalties and patent fees             292,911                -              -                -             292,911
  Prepaids and other current assets             155,008              38,675           -            (82,000)(h)       111,683
                                              ----------         -----------    -------------     ------------     -----------
                  Total current assets        6,951,531           1,486,719           -           (319,000)        8,119,250

Furniture, fixtures and equipment, net          428,381           1,352,177           -                -           1,780,558
Other assets                                    102,052             212,566           -                -             314,618
Goodwill                                           -              7,654,789      18,615,121 (d)   (7,654,789)(b)  18,615,121
                                           -------------         -----------      ----------       ---------      ----------

                  Total assets               $7,481,964          10,706,251      18,615,121       (7,973,789)     28,829,547
                                              =========          ==========      ==========       ===========      ==========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                            1,819,813           2,203,336           -                -           4,023,149
  Accrued expenses                              491,488             589,706           -             368,000 (g)    1,449,194
  Deferred revenues                           3,513,909           1,822,424           -                -           5,336,333
  Current portion of note payable
    to related party                             -                  422,000           -             628,000 (c)    1,050,000
  Amounts payable to related party               -                1,094,564        (237,000)(f)      97,066 (c)     954,630
  Taxes payable                                  -                  620,000           -                -            620,000
                                              ---------        -------------      -----------     -------------   ----------
            Total current liabilities         5,825,210           6,752,030        (237,000)      1,093,066       13,433,306

Long-term liabilities:
  Note payable to related party                  -                6,078,000      (6,078,000)(c)        -               -
  Senior convertible promissory notes
    payable                                      -                2,800,000           -                -           2,800,000
                                           -------------          ----------     -------------    ------------     ----------
                  Total liabilities           5,825,210          15,630,030      (6,315,000)      1,093,066       16,233,306

Stockholders' equity (deficit):
  Preferred stock
  Common stock                                   31,417                 211            (211)(e)      17,711 (a)       49,128
  Additional paid-in capital                  7,308,784             287,751        (287,751)(e)  11,021,776 (a)   18,330,560
  Deferred compensation                        (197,165)               -              -            (197,165)           -
  Accumulated deficit                        (5,486,282)         (5,111,741)          -           5,111,741 (e)   (5,486,282)
  Common stock subscription
    receivable                                   -                 (100,000)          -                -            (100,000)
                                            -------------        -----------     -------------    -------------    -----------
             Total stockholders' equity
                 (deficit)                    1,656,754         (4,923,779)        (287,962)     16,151,228       12,596,241
                                              ---------          ---------        ----------      ----------         ----------

               Total liabilities and
                 stockholders' equity
                 (deficit)                   $7,481,964          10,706,251      (6,602,962)     17,244,294       28,829,547
                                              =========          ==========       =========      ==========       ==========


See accompanying notes to pro forma combined financial statements.

                                     GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                                         Pro Forma Statement of Operations

                                           Year ended December 31, 1995


     The following pro forma combined statement of operations (unaudited) combines on a purchase basis of accounting, the statements of operations of Global Telecommunication Solutions, Inc. and Global Link Teleco Corp. for the year ended December 31, 1995. The pro forma statement of operations gives effect to the acquisition of Global Link as if it occurred at the beginning of the year.

     The  pro  forma  combined   statement  of  operations  is  not  necessarily
indicative of future operating results and should not be used as a forecast of future operations. This pro forma combined financial statement should be read in conjunction with the notes to the pro forma combined financial statements and the historical financial statements of both companies.


                                                   Global
                                                   Tele-
                                               communication          Global Link             Pro Forma
                                              Solutions, Inc.         Teleco Corp.           Adjustments             Pro Forma


Net sales                                           $ 3,144,350              8,429,863                      -             11,574,213
Cost of sales                                       (2,892,580)            (5,870,963)                  -                (8,763,543)
                                                   -----------              ---------              ----------             ---------

          Gross profits                                 251,770              2,558,900                  -                  2,810,670
                                                   ------------              ---------             ----------              ---------

Operating expenses:
  Selling and marketing                               1,406,160              1,836,351                      -              3,242,511
  General and administrative                          2,008,057              4,651,210             744,700(i)              7,403,967
                                                    -----------              ---------             -------                 ---------

             Total operating expenses                 3,414,217              6,487,561                744,700             10,646,478
                                                     ----------             ----------                -------             ----------

Operating loss                                      (3,162,447)            (3,928,661)              (744,700)            (7,835,808)

Other income (expense):
  Interest income                                       192,482                 29,540                      -                222,022
  Interest expense                                            -              (683,880)             512,309(j)              (171,571)
  Other                                                     342                 19,600                  -                     19,942
                                                  -------------             ----------             ----------             ----------

                   Loss before income taxes          (2,969,623)            (4,563,401)              (232,391)           (7,765,415)

Provision for income taxes                                (500)                  -                      -                      (500)
                                                   -----------            ------------             ----------           -----------

           Net loss for period                     $(2,970,123)            (4,563,401)              (232,391)            (7,765,915)
                                                    ==========             ==========               ========             ==========

Net loss per share                                                                                                            (1.58)

Weighted average common shares                                                                                         $4,912,801(k)
outstanding



See accompanying notes to pro forma combined financial statements.

                                     GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                                              Notes to Financial Statements

                                                 December 31, 1995

                                                    (unaudited)


(1)      Basis of Presentation

         The acquisition of Global Link Teleco Corp. (Global Link) is accounted for as a purchase and, in accordance with generally accepted accounting principles, the purchase price is allocated to the assets and liabilities of Global Link based on their fair values at the date of acquisition.

(2)      Pro Forma Adjustments and Assumptions

         The pro forma combined financial statements of Global Telecommunication Solutions, Inc. (GTS) and Global Link give effect to the following pro forma adjustments and assumptions:

         (a) This adjustment records the acquisition of Global Link through the issuance of 1,718,318 shares of common stock of GTS in exchange for all the outstanding common stock of Global Link and records the issuance of 52,805 shares of common stock to Peoples Telephone Company (Peoples). The total cost of the acquisition was approximately $11,500,000, including direct transaction costs of $450,000.

         (b)      To eliminate assets not acquired.

         (c) To eliminate amounts due to Peoples as a result of an agreement pursuant to which Peoples accepted $1,050,000 ($550,000 of which was paid on the merger date and $500,000 plus interest at the rate of 8% per annum, which is payable on June 28, 1996) and 52,805 shares of common stock of GTS in full satisfaction of all amounts due Peoples other than $954,630 of accounts payable.

         (d) To record the excess of acquisition cost over the fair value of net assets acquired (goodwill).

         (e)      To eliminate Global Link's equity.

         (f)      To eliminate intercompany account balances.

         (g) To accrue for estimated acquisition costs incurred subsequent to December 31, 1995.

         (h) To reclassify deferred acquisition costs at December 31, 1995 to goodwill.

         (i) To record the amortization of goodwill on a straight-line basis over 15 years and to eliminate amortization of the predecessor's goodwill.

         (j) To eliminate interest expense on amounts due to Peoples which were adjusted (see (c) above).

         (k) Represents the weighted average common shares outstanding during 1995, plus 1,771,123 shares issued in connection with the merger.

                                                    SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 10, 1996                   GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                                      ----------------------------------------
                                               (Registrant)



                                                      /s/ Maria Bruzzese
                                                     Maria Bruzzesse
                                                     Chief Financial Officer